UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2024

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.07 below is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 26, 2024, following the affirmative vote of the stockholders in favor of Proposal No. 2 at the 2024 Annual Meeting of Stockholders of FAT Brands Inc. (the “Company”), the Company filed a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation to allow for the exculpation of its officers as permitted under the Delaware General Corporation Law. A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

2024 Annual Meeting of Stockholders

On December 24, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, four proposals were submitted for a vote of the Company’s stockholders, which proposals are described in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on December 4, 2024. Holders of shares of Class A Common Stock and Class B Common Stock voted together as a single class on all matters (including the election of directors) submitted to a vote of stockholders at the Annual Meeting. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below, which amounts reflect an aggregate of the number of votes per share to which all classes of common stock were entitled to vote at the Annual Meeting. The aggregate voting power of all outstanding classes of common stock at the Annual Meeting amounted to 2,557,524,340 votes.

Proposal No. 1 – Election of Directors. Stockholders elected 14 nominees for director to the Company’s Board of Directors to hold office until the 2025 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The vote regarding this proposal was as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
John S. Allen	1,758,310,612	54,354,585	207,061,638
Donald J. Berchtold	1,750,209,123	62,456,073	207,061,638
Tyler B. Child	1,745,781,195	66,884,001	207,061,638
Lynne L. Collier	1,755,316,077	57,349,119	207,061,638
Mark Elenowitz	1,738,876,466	73,788,731	207,061,638
James G. Ellis	1,759,738,693	52,926,503	207,061,638
Peter R. Feinstein	1,759,532,113	53,133,064	207,061,638
Matthew H. Green	1,759,736,562	52,928,634	207,061,638
John C. Metz	1,749,902,436	62,762,760	207,061,638
Carmen Vidal	1,750,202,800	62,462,396	207,061,638
Andrew A. Wiederhorn	1,655,947,022	156,718,155	207,061,638
Mason A. Wiederhorn	1,748,968,107	63,697,070	207,061,638
Taylor A. Wiederhorn	1,748,947,178	63,717,999	207,061,638
Thayer D. Wiederhorn	1,748,947,082	63,718,095	207,061,638

Proposal No. 2 –Amendment to the Company’s Certificate of Incorporation to allow for the exculpation of officers. The proposal to approve an amendment to the Company’s Certificate of Incorporation to allow for the exculpation of its officers was approved. The vote regarding this proposal was as follows:

For	Against	Abstained	Broker Non-Votes
1,674,424,692	117,278,105	20,964,377	207,059,641

Proposal No. 3 –Advisory Vote on the Compensation of Named Executive Officers. The proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved. The vote regarding this proposal was as follows:

For	Against	Abstained	Broker Non-Votes
1,797,360,508	12,857,639	2,449,026	207,059,642

Proposal No. 4 –Ratification of Appointment of Independent Registered Public Accounting Firm. The proposal to ratify the selection of Macias Gini & O’Connell, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2024 was approved. The vote regarding this proposal was as follows:

For	Against	Abstained	Broker Non-Votes
2,008,540,783	3,824,881	7,361,151	N/A

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on December 26, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 30, 2024

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer